EXHIBIT 25.2(r)(1)


                                 CODE OF ETHICS
                                       OF
                        YORK ENHANCED STRATEGIES FUND LLC

I.       INTRODUCTION

         A. This Code of Ethics (the "Code") is based on the principle that Access Persons of York Enhanced Strategies Fund, LLC (the "Fund") owe a fiduciary duty to, among others, the investors in the Fund. Accordingly, Access Persons must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of the Fund. Each Access Person is under a duty to exercise his or her authority and responsibility for the benefit of the Fund, and may not participate in any activities that may conflict with the interests of the Fund. The Advisor will maintain a list of all Access Persons of the Fund and will provide each Access Person a copy of this Code.

              At all times, Access Persons must:

              1. Place the interests of the Fund first. In other words, Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the Fund. Access Persons may not cause the Fund to take action, or not take action for the Access Person's benefit rather than the benefit of the Fund. For example, an Access Person would violate this Code by causing the Fund to purchase a security already owned by the Access Person for the purpose of increasing the price of the security. Another example would be if an Access Person invested in a security that was appropriate for the Fund without first considering that investment for the Fund.

              2. Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with the Fund could call into question the exercise of the Access Person's independent judgment. Accordingly, Access Persons may accept such items only in accordance with the limitations of this Code. In addition, Access Persons may not use the knowledge of client portfolio transactions to profit by the market effect of those transactions.

              3. Conduct all personal securities transactions in full compliance with this Code, including all pre-authorization and reporting requirements, and comply fully with the Fund's policies and procedures regarding inside information.

              While the Fund encourages Access Persons and their families to develop personal investment programs, Access Persons must not take any action that could cause even the appearance that an unfair or improper action has been taken. Accordingly, Access Persons must follow the policies set forth below with respect to trading in any Access Person or related account. Doubtful situations should be



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              resolved in favor of the Fund. Any questions concerning the Code should be addressed to the Chief Compliance Officer ("CCO") of the Fund.

              The Code applies to every Access Person of the Fund. In addition, the Policies and Procedures Manual of the Fund also applies to every Access Person. In any instance in which both the Code and the Policies and Procedures Manual apply, the more restrictive rule applies.

         B. Appendices to the Code. The appendices to this Code are attached to and are part of the Code. The appendices include the following:

              1.     Definitions (Appendix 1);

              2.     Personal Securities Holding Report (Appendix 2)

              3.     Trade Authorization Request Form (Appendix 3);

              4.     Access Person Certification of Receipt of the Code
                     (Appendix 4);

              5. Access Person Annual Certification of Compliance with the Code (Appendix 5); and

              6.     Gift and Entertainment Master Log (Appendix 6).

II.      PERSONAL SECURITIES TRANSACTIONS

         A. Initial and Annual Disclosure of Personal Investments. In addition to the trade reporting requirements discussed below in this
              Section II, Access Persons must disclose all of their personal investments annually. This includes all private investments, hedge funds, mutual funds, 529 accounts, ETFs and brokerage accounts. In addition, all Related Accounts and any other non-client accounts over which Access Persons have investment discretion or influence must be disclosed. Except as otherwise provided in Section II.G.3, below, such disclosure must be made initially (no later than 10 days after the commencement of employment), and annually thereafter. Each such report must be current as of a date no more than 30 days before the report is submitted, and shall be in the form attached as Appendix 2. Although the terms are defined in Appendix 1, in general, Access Person Accounts are accounts in which the Access Person has a beneficial interest or a direct or indirect power to make investment decisions. Related Accounts are accounts of a member of an Access Person's immediate household. Immediate household includes an Access Person's spouse, children, relatives or others living with an Access Person, whose investment holdings and accounts the Access Person controls or from whose holdings and accounts the Access Person derives a financial benefit.

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         B.   Trade Preauthorization Requirements.

              1. General Requirement. All securities transactions in an Access Person Account or Related Account must be preauthorized except for securities transactions set forth in the following section II.B.4.

              2. Pre-Clearance does not Protect Wrongdoing. Compliance with this pre-clearance requirement is separate from and in addition to the Access Person's other obligations under this Code. Even if an Access Person has pre-cleared a transaction in a security subject to this Code, each Access Person acknowledges that the transaction may be subject to further review by the CCO if the transaction is ultimately determined to have been made in contravention to one or more provisions of the Code.

              3. Options. When trading options, the Access Person must pre-clear the underlying security and the option before entering an option contract.

              4. Exempt Transactions. The following securities transactions are exempt from the preauthorization requirements set forth in Section II.B.1 of this Code.

                     a. Transactions in Securities issued by any mutual fund or hedge fund other than the Fund;

                     b.     Transactions in direct obligations of the U.S.
                            Government;

                     c. Transactions in money market instruments, including the following:

                            i.      bankers' acceptances;

                            ii.     bank certificates of deposit;

                            iii.    commercial paper; and

                            iv. high quality short-term debt instruments, including repurchase agreements.

                     d. Certain Corporate Actions. Any acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

                     e. No Direct or Indirect Influence or Control. Any transaction effected in any Access Person Account or Related Account over which you do not have any direct or indirect influence or control. Such accounts are, however, subject to the trade reporting requirements in Section II.

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                     f.     Exercise of Rights. Purchases effected upon the
                            exercise of rights issued by an issuer, pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

                     g. Miscellaneous. Other categories of securities transactions as may from time to time be designated in writing by the CCO on the grounds that the risk of abuse is minimal or non-existent.

         C.   Preauthorization Requests.

              1. Trade Authorization Request Form. Prior to entering an order for a securities transaction in an Access Person Account or a Related Account, the Access Person must complete, in writing, a Trade Authorization Request Form (set forth in Appendix 3) and submit the completed form to the CCO. If the CCO is out of the office or unavailable, the CFO will review the Trade Authorization Request Form.

              2.     Review of the Form. After receiving the completed
                     Trade Authorization Request Form, the CCO will review the information and, as soon as practicable, determine whether to authorize the proposed securities transaction. The authorization and date and time of the authorization must be reflected on the Trade Authorization Request Form. The CCO will keep the completed form, and return a copy to the Access Person.

              3. Length of Trade Authorization Approval. The authorization provided by the CCO is effective, unless revoked, until the earlier of (1) the close of business on the day the authorization is granted or, if authorization is granted after 3:00 p.m., then 10:00 a.m. the next business day, or
                     (2) the Access Person's discovery that the information in the Trade Authorization Request Form is no longer accurate. If the securities transaction is not placed within that period, a new authorization must be obtained before the securities transaction is placed. If the securities transaction is placed but has not been executed within three trading days after the authorization is granted
                     (as, for example, in the case of a limit order), a new authorization is unnecessary, unless the person placing the original order for the securities transaction amends it in any way.

              NO ORDER FOR A SECURITIES TRANSACTION FOR WHICH PREAUTHORIZATION IS SOUGHT MAY BE PLACED PRIOR TO THE RECEIPT OF WRITTEN AUTHORIZATION OF THE TRANSACTION SHOWING THE DATE AND TIME OF THE AUTHORIZATION BY THE CCO. VERBAL APPROVALS ARE NOT PERMITTED.

              NO EXPLANATION IS REQUIRED FOR REFUSALS. IN SOME CASES, TRADES MAY BE REJECTED FOR A REASON THAT IS CONFIDENTIAL. THE CCO IS NOT REQUIRED TO GIVE ANY EXPLANATION FOR REFUSING TO AUTHORIZE A SECURITIES TRANSACTION.

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         D.   Prohibited Transactions. The following securities transactions in
              Access Person accounts and Related Accounts are prohibited transactions and will not be authorized absent extraordinary circumstances:

              1. Inside Information. Securities transactions by any person while in possession of Material Non-public Information regarding the security or the issuer of the security.

              2. Market Manipulation. Transactions intended to raise, lower, or maintain the price of any security or to create the false appearance of active trading.

              3. Restricted List Securities. Transactions in securities that appear on the Advisor's restricted list, except under limited circumstances specified on those lists or in the Policies and Procedures Manual.

              4. Five-Day Blackout. Securities transactions within five calendar days after purchase or sale of the same securities (or equivalent securities) by the Fund. For example, if the Fund trades a security on day one, day six is the first day an Access Person may trade that security for an account in which he or she has a beneficial interest.

              5. Intention to Buy or Sell for the Fund. Securities transactions at a time when you intend, or know of another Access Person's intention, to purchase or sell that security (or an Equivalent Security) on behalf of the Fund are prohibited. This prohibition applies whether the securities transaction is in the same (e.g. two purchases) or the opposite (a purchase and sale) direction of the transaction of the Fund. When monitoring this prohibition, the CCO will refer to the Fund's "buy" or "sell" list of securities (updated periodically) to ascertain whether a security was being actively considered for investment purposes.

              6. Initial Public Offerings. Acquisition of securities in an initial public offering.

              7. Others. Any other securities transaction deemed by the CCO to involve a conflict of interest, possible diversion of a Fund opportunity, or the appearance of impropriety.

         E. Treatment of Private Placements. Absent prior written approval by the CCO, the acquisitions of securities in private placements are prohibited. This approval will not be granted unless the Access Person can clearly demonstrate that a) the investment is not presently appropriate for the Fund, b) it is unlikely that the investment will be appropriate for the Fund in the future, and c) the investment is not being offered to the Access Person because of his or her position with the Fund. The sale of a security acquired in a private placement is similarly restricted.
              Written documentation will be maintained to demonstrate the rationale supporting any approval of a private placement.

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              If, after receiving the required approval, the Access Person acquires securities in a private placement, the Access Person must immediately disclose that investment to the CCO if the Access Person begins to play a part in any consideration of an investment in the issuer by any Fund. The decision to purchase securities of the issuer by the Fund in such circumstances must be independently reviewed and authorized by the CCO.

         F. Short-Term Trading Activity. Short-term trading activity (that is, purchases and sales (or sales and purchases) of the same (or equivalent) securities by any Access Person within a 14-day period) is prohibited under this Code. The Advisor and the Fund encourage investment rather than short-term trading by Access Persons. Accordingly, all Access Person Accounts and Related Accounts will be subject to monitoring. Exceptions to this prohibition on short-term trading must be pre-cleared by the CCO in accordance with the procedures in Section II.C.

         G.   Trade Reporting Requirements

              1. Reporting Requirement. Access Persons must arrange for the CCO to receive directly from the executing broker, dealer or bank duplicate copies of each confirmation and monthly statements for each securities transaction in an Access Person Account or Related Account. If Access Persons are not able to arrange for duplicate confirmations and monthly account statements to be sent, they must immediately notify the CCO.

              2. Review and Availability. All information supplied under this Code, including transactions and holdings reports (initial, monthly and annual reports), will be subject to review by the CCO. All information supplied will be available for inspection by the CCO, the Fund's outside counsel, any party to which any investigation is referred by any of the foregoing, a supervisor, the Securities and Exchange Commission, any self-regulatory organization of which the Advisor or any affiliate of the Advisor is a member and any state securities commission.

              3. Independent Directors. An independent director of the Fund need only report to the CCO a transaction if such director at the time of such transaction knew or, in the ordinary course of fulfilling his or her duties as a director of the Fund, should have known that during the 15-day period immediately preceding or after the date of such transaction by such director the subject security is or was purchased or sold by the Fund or such security was being considered for purchase or sale by the Fund or the Advisor. Independent directors are not required to make the initial holdings report or the annual holdings report set forth in
                     Section II.A above.

         H. Chief Compliance Officer. The Fund's President will review and sign off on all investments and investment activity of the CCO.

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III.     FIDUCIARY DUTIES

         A. Confidentiality. Access Persons may not reveal any information relating to the investment intentions, activities or portfolio of the Fund or securities that are being considered for purchase or sale, except to persons at the Fund or the Advisor or persons outside the Fund and the Advisor to who disclosure is in the interests of the Fund.

         B.   Gifts and Entertainment.

              1. Accepting Gifts and Entertainment. On occasion, as a result of an Access Person's position with the Fund, the Access Person will be offered, or receive gifts from clients, brokers, vendors or other persons not affiliated with the Fund. Extraordinary or extravagant gifts are not permissible and must be declined or returned, absent approval by the CCO. Gifts of nominal value, (i.e., gifts whose reasonable value is no more than $500 annually from a single giver) and promotional items (e.g., pens, mugs) may be accepted. Customary business lunches, dinners and entertainment (e.g., sporting events) are acceptable as long as the Access Person and his business counterpart both attend (however, if the entertainment appears extremely lavish, notify the CCO). Gifts of cash and cash equivalents are prohibited.

                     If the Access Person receives or anticipates receiving any gift or entertainment that might be prohibited under this Code, Access Person must inform his or her supervisor, who will, if necessary, seek the guidance of the CCO.

              2. Giving Gifts and Providing Entertainment. Access Persons may not give any gift in excess of $500 per year to persons associated with securities or financial organizations, including exchanges, news media or clients of the the Fund. Access Persons may provide reasonable entertainment to persons associated with securities or financial organizations provided that both Access Person and recipient are present.

              3. Master Log for Reporting and Approval. All gifts and entertainment given or accepted by an Access Person (other than those valued at less than $250) must be recorded on the Fund's Gift and Entertainment Master Log maintained by the CCO. The Access Person is required to submit the information on the form attached as Appendix 6. In any event, the giving or receipt of any gift or entertainment of a value exceeding $500 must be approved by the CCO. If possible, this must be approved prior to the giving or receipt of the gift or entertainment.

              4. Solicitation of Gifts. All solicitation of gifts or gratuities is unprofessional and is strictly prohibited.

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              5.     Embarrassing Situations. Access Persons must never accept
                     or give any gift or entertainment that would cause the Access Person or the Fund embarrassment if it were ever made public.

         C. Fund Opportunities. You may not take personal advantage of any opportunity properly belonging to the Fund. This includes, but is not limited to, acquiring securities for your own account that would otherwise be an appropriate investment for the Fund.

              Under certain limited circumstances, and only with the prior written approval of the CCO, an Access Person may participate in certain opportunities that might be appropriate for the Fund, but are deemed by the CCO not likely to have an adverse effect on the Fund. In making his determination, the CCO will consider the following factors: (i) whether the Fund was legally and financially able to take advantage of this opportunity; (ii) whether the Fund would be disadvantaged in any manner; (iii) whether the opportunity is de minimis; and (iv) whether the opportunity is clearly not related economically to securities to be purchased, sold or held by the Fund. Access Person Accounts or Related Accounts shall not be deemed to have violated this section by virtue of an investment by the Fund.

              An Access Person may not usurp a corporate opportunity by making for his or her own account, or a Related Account, an investment that would be appropriate for the Fund unless, in the course of the pre-clearance transaction, the CCO determines that the proposed investment is either inappropriate or undesirable for the Fund or that the Fund would also be able to participate in the investment on a no less advantageous basis.

         D. Undue Influence. You may not cause or attempt to cause the Fund to purchase, sell or hold any security for the purpose of creating any personal benefit for an Access Person account or Related Account.

              If an Access Person account or Related Account stand to benefit materially from an investment decision for the Fund that you are recommending or participating in, you must disclose that interest to the CCO. The disclosure must be made before the investment decision and should be documented and provided to the CCO. Based on the information given, a decision will be made on whether or not to restrict the Access Person's participation in causing the Fund to purchase or sell a security in which that Access Person has an interest.

         E. Service as a Director. You may not serve on the board of directors (or any similar capacity) of another company (other than a company affiliated with the Advisor or the Fund) without prior written authorization of the CCO. If approval is granted for service on the Board of Directors of a publicly traded company, it will normally require that the director be insulated from those making investment decisions regarding securities issued by the company on whose board the director sits.

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         F.   Outside Business Activities. You may not engage in any of the following outside business activities without the prior written consent of the CCO:

              1.     Be engaged in any other business;

              2. Be employed or compensated by any other person for business-related activities;

              3.     Serve as an Access Person of another organization;

              4.     Invest in limited or general partnerships; and

              5. Engage in securities transactions to such an extent that Access Person's attention is diverted from employment responsibilities of the Fund.

IV.      ENFORCEMENT OF THE CODE

         A. Investigating Violations of the Code. The CCO will investigate any reported or suspected violation of the Code, recommend sanctions, and report to the Board of Directors.

         B. Annual Reports. The CCO will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code. The CCO will prepare an annual written report to the Board of Directors which:

              1. ummarizes existing procedures concerning personal investing and any changes in the procedures made during the past year. If material changes to the Code are made during the year, the CCO will report such changes to the Board of Directors or its designee.

              2. Identifies any violations requiring significant remedial action during the past year.

              3. Identifies any recommended changes in existing restrictions or procedures based on the experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

              4. Certifies that the Advisor and the Fund have adopted procedures reasonably necessary to prevent its Access Persons from violating the Code.

         C. Remedies. If the CCO determines that an Access Person has violated the Code, sanctions may be imposed or other actions taken as deemed appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, required disgorgement of short-term trading profits, civil referral to the SEC, criminal referral, and/or termination of employment for cause. As part of any sanction, the CCO may require the Access Person to reverse any trades in question and forfeit any profit or absorb any loss from the trade.

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         D.   Review. Whenever the CCO determines that an officer, trustee or
              Access Person of the Fund has committed a violation of the Code meriting significant remedial action, he will report to the Board of Directors information relating to the investigation of the violation, including any sanctions imposed. The Board of Directors may modify or increase the sanction as it deems appropriate, and may direct the reversal of any trade affecting the Fund. In performing this function, the Board of Directors shall have access to all information considered by the CCO in relation to the case.

         E. Compliance Certification. At least once a year, Access Persons will be required to certify on the Access Person Certification Form set forth in Appendix 5 that the Access Person has read and understands this Code, that the Access Person has complied with the requirements of the Code, and that the Access Person has disclosed or reported all personal securities transactions required to be disclosed or reported on the forms appended to this Code.

         F. Inquiries Regarding the Code. Please call the CCO if you have any questions about this Code or any other compliance-related matters.

         G. Exceptions to the Code. Although exceptions to the Code will rarely, if ever, be granted, the CCO may make exceptions, on a case-by-case basis, to any of the provisions of this Code upon a determination that the conduct at issue involves at most a negligible opportunity for abuse or otherwise merits an exception to the Code. Approval of all such exceptions must be in writing. If the exception involves an officer, trustee, or Access Person of the Fund, the CCO shall report the exception to the Fund's Board of Managers at the next regularly scheduled Board meeting.

         H. Maintenance of Records. The CCO shall maintain and cause to be maintained in an easily accessible place, the following records:

              1. A copy of any code of ethics adopted by the Advisor or the Fund pursuant to Rule 17j-1 which is or has been in effect during the past five years;

              2. A list of all persons who are, or within the preceding five years have been, required to make reports pursuant to Rule 17j-1 and this Code;

              3. A copy of each report made pursuant to Rule 17j-1 and this Code within the preceding five years, including the CCO's reports to the Board of Directors;

              4. A copy of each report made by an Access Person pursuant to Rule 17j-1;

              5. A copy of any decision and reasons supporting such decision to approve a pre-clearance transaction pursuant to this Code, made within the past five years preceding the beginning of the fiscal year in which such approval is granted; and

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              6.     A copy of any record or report of violation of this Code
                     and any action taken as a result of such violation.

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                                                                      Appendix 1

                                   DEFINITIONS


"Access person" means any, director, officer, employee, affiliate or Advisory Person (as defined below) of the Fund, the Advisor or any other investment adviser to the Fund.

"Access Person Account" means the following securities accounts: any personal account of an Access Person; any joint or tenant-in-common account in which the Access Person has an interest or is a participant; any account for which the Access Person acts as trustee, executor or custodian; any account over which the Access Person has investment discretion or otherwise can exercise control (other than non-related clients' accounts over which the Access Person has investment discretion), including the accounts of entities controlled directly or indirectly by the Access Person; and any other account in which the Access Person has a direct or indirect beneficial interest (other than such accounts over which the Access Person has no investment discretion and cannot otherwise exercise control.)

"Advisor" means York Enhanced Strategies Management LLC.

"Advisory Person" means of the Fund or the Advisor means (i) any employee of the Fund, the Advisor or any other investment adviser to the Fund or any employee of any company in a control relationship to any such entity who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions related to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person, if any, in a control relationship to the Fund or the Advisor who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

"Beneficial interest" means an interest in securities, the financial benefits of which are enjoyed, directly or indirectly, by the person in question by reason of ownership or any contract, understanding, relationship, agreement, or other arrangement, and by reason of which such person should be regarded as the true owner. It is not relevant whether such securities are registered or standing on the books of the issuer in the name of such person or some other person. Thus, for example, securities held for a person's benefit in the names of others, such as nominees, trustees and other fiduciaries, securities held by any partnership of which a person is a partner, and securities held by any corporation which is controlled by a person (directly or through intermediaries), would be deemed to be beneficially owned by said person. Similarly, a person ordinarily obtains benefits equivalent to ownership from, and thus is generally regarded as the "beneficial owner" of, securities held in the name of a spouse, a minor child, or an immediate family member living in the same household or substantially dependent on such person for support. Other illustrations of benefits substantially equivalent to those of ownership include application of the income derived from securities to maintain a common home and application of the income derived from securities to meet expenses which the person otherwise would meet from other sources. In some cases a fiduciary, such as a trustee, may have beneficial ownership by having or sharing voting or investment power with respect to such securities even if such person does not have a financial interest in the securities.

"Equivalent Security" means any security issued by the same entity as the issuer of a security, and all derivative instruments, such as options and warrants.

"Immediate Household" of an individual means the individual's spouse, children, relatives, and others living with the individual who exercise direct or indirect influence or control, or from whose investment holdings and accounts the individual derives a financial benefit. An individual is presumed (i) to derive a financial benefit from the holdings and accounts of a spouse living with him or her and (ii) to control the investment holdings and accounts of any child under the age of 18 living with him or her.

"Material Non-public Information" means information that is both material and non-public. For this purpose, information is considered material if there is a substantial likelihood that a reasonable investor would consider it important in deciding how to act. If the information has influenced a person's investment decision, it would be very likely to be considered material. In addition, information that, when disclosed, is likely to have a direct effect on the stock's price should be treated as material. Examples include, without limitation, information concerning impending mergers, sales of subsidiaries, significant revenue or earnings swings, dividend changes, impending securities offerings, awards of patents, technological developments, impending product announcements, impending financial news, the entry into or termination of significant production or supply contracts and other major corporate events. Information is non-public when it has not been disseminated in a manner making it available to investors generally. Information is public once it has been publicly disseminated, such as when it is reported in widely disseminated news services and/or publications, and investors have had a reasonable time to react to the information.

"Related Account" means any securities account of a member of the Access Person's Immediate Household.

"Security" includes stock, notes, bonds, debentures and other evidences of indebtedness (including loan participation and assignments), limited partnership interests, investment contracts, all derivative instruments, such as options and warrants, and any other instrument within the definition of the term "security" in the Securities Act of 1933.

"Securities Transaction" means a purchase or sale of securities.

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                                                                      Appendix 2


                       PERSONAL SECURITIES HOLDING REPORT

                                    [TO COME]

                                                                      Appendix 3

             TRADE AUTHORIZATION REQUEST FOR ACCESS PERSON ACCOUNTS
                              AND RELATED ACCOUNTS


         Name of Access Person requesting authorization,
         and relevant account number:                    _______________________

         If different than #1, name of the person in
         whose account the trade will occur:             _______________________

         Relationship of (2) to (1):                     _______________________

         Name of Firmat which the account is held:       _______________________

         Name of security:                               _______________________

         Maximum number of shares or units to be
         purchased or sold or amount of bond:            _______________________

         Cheek those that are applicable:                ____Purchase ____Sale

                                                         ______Market Order

                               ______ Limit Order (Price of Limit Order: ______)

         Do you possess material nonpublic information
         regarding the security or the issuer of the
         security?                                             Yes      No

         To your knowledge, are there any outstanding
         purchase or sell orders for this security or
         any equivalent security on behalf of the Fund?        Yes      No

         To your knowledge, has the Fund purchased or
         sold these securities or equivalent securities
         for any client within the past seven calendar
         days or do you expect that the Fund will
         purchase or sell these securities or
         equivalent securities on behalf of any client
         within the next seven calendar days?                  Yes      No

         Are the securities being acquired in an
         initial public offering?                              Yes      No

         Has this opportunity been offered to the Fund?        Yes      No

         Are the securities being acquired in a private
         placement?                                            Yes      No

         Have you or any related account covered by the
         preauthorization provisions of the Code purchased
         or sold these securities within the past 60 days?     Yes      No


I have read the Code of Ethics for the Fund within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.


                                            ____________________________________
                                                   Access Person Signature

                                            ____________________________________
                                                         Print Name

                                            ____________________________________
                                                       Date Submitted


Authorized by:___________________________

Date:____________________________________

                                                                      Appendix 4

                  ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS

I acknowledge that I have received the Code of Ethics of the Fund, and represent that:

         1. In accordance with Section II of the Code of Ethics, I will fully disclose the securities holdings in my Access Person accounts and related accounts (as defined by the Code of Ethics)

         2. I accordance with Section II of the Code of Ethics, I will obtain prior authorization for all securities transactions in each of my Access Person accounts and related accounts, except for transactions exempt from preauthorization under Section II of the Code of Ethics.

         3. In accordance with Section II of the Code of Ethics, except for transactions exempt from reporting under Section II of the Code of Ethics, I will arrange for the CCO to receive duplicate copies of each confirmation and monthly statements for each securities transaction of all Access Person accounts or related accounts (unless I am an Independent Fund Trustee), and I will report all securities transactions in each of my Access Person accounts and related accounts (if I am an Independent Fund Trustee).

         4.   I will comply with the Code of Ethics in all respects.

         5. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.



                                            ____________________________________
                                                   Access Person Signature

                                            ____________________________________
                                                         Print Name


Dated:____________________________

                                                                      Appendix 5

                       ANNUAL CERTIFICATION OF COMPLIANCE
                             WITH THE CODE OF ETHICS


I certify that during the past year:

         1. In accordance with Section II.A of the Code of Ethics, I have fully disclosed the securities holdings in my Access Person accounts and related accounts (as defined in the Code of Ethics).

         2. In accordance with Section II.C of the Code of Ethics, I have obtained prior authorization for all securities transactions in each of my Access Person accounts and related accounts except for transactions exempt from preauthorization under Section II.C of the Code of Ethics.

         3. In accordance with Section II.H of the Code of Ethics, except for transactions exempt from reporting under Section II of the Code of Ethics, I have arranged for the CCO to receive duplicate copies of each monthly statement for all Access Person accounts or related accounts (unless I am an Independent Fund Trustee), and I have reported all securities transactions in each of my Access Person accounts or related accounts (if I am an Independent Fund Trustee).

         4.   I have complied with the Code of Ethics in all respects.


                                            ____________________________________
                                                   Access Person Signature

                                            ____________________________________
                                                         Print Name


Dated:____________________________

                                                                      Appendix 6

                        GIFT AND ENTERTAINMENT MASTER LOG


   Access Person Name:____________________________

   Access Person Signature:____________________________


=====================================================================================================
                                                                                RELATIONSHIP WITH
             THIRD PARTY             ITEMS PROVIDED OR       APPROXIMATE      PROVIDER OR RECIPIENT:
          PROVIDER/RECIPIENT       RECEIVED (E.G., DINNER      VALUE OF       REASONS FOR GIVING OR
  DATE  (E.G.,BROKER OR DEALER)        OR CONCERT)           EACH ITEM ($)          ACCEPTING
=====================================================================================================



_____________________________________________________________________________________________________



_____________________________________________________________________________________________________



_____________________________________________________________________________________________________



_____________________________________________________________________________________________________



_____________________________________________________________________________________________________


   Approved by:_____________________________

   Date:____________________________________